EXHIBIT 32.2

STATEMENT OF CHIEF ACCOUNTING OFFICER
PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, John L. Petersen, chief accounting officer of Tamboril Cigar Company (the "Company"), hereby certifies that:

The Company's Form 10-QSB Quarterly Report for the period ended March 31, 2004 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John L. Petersen

John L. Petersen, Chief Accounting Officer
Dated: May 14, 2004